                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            BROWN SHOE COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            [Brown Shoe Letterhead]

 [Brown Shoe Logo]
                                                       April 19, 2001

To Brown Shoe Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Brown Shoe Company, Inc. that will be held at our headquarters at 8300 Maryland Ave., St. Louis, Missouri, in the Conference Center, on Thursday, May 24, 2001, at 11:00 a.m., local time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy card accompany this letter. Brown Shoe's Annual Report for fiscal 2000 is also enclosed.

I hope you will be present at the meeting. Whether or not you plan to attend, please cast your vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

                                            Sincerely yours,

                                            /s/ Ronald A. Fromm
                                            Ronald A. Fromm
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                        [BROWN SHOE COMPANY, INC. LOGO]

                            BROWN SHOE COMPANY, INC.
    8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

DATE:   Thursday, May 24, 2001
TIME:   11:00 a.m., Central Daylight Time
PLACE:  8300 Maryland Ave.
        Conference Center
        St. Louis, Missouri 63105

MATTERS TO BE VOTED ON:

     - Election of three directors

     - Any other matters if properly raised

Only shareholders of record at the close of business on April 5, 2001 may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, PLEASE CAST YOUR VOTE BY PHONE OR ON THE INTERNET, OR COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy. Directions to the annual meeting are printed on the back cover of this proxy statement.

It is our policy that all proxies, ballots and vote tabulations that identify the vote of any shareholder will be kept strictly confidential until after a final vote is tabulated and announced, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against the company or to assert a claim by the company, and when a shareholder's written comments appear on a proxy or other voting material.

                                          /s/ Michael I. Oberlander
                                          Michael I. Oberlander
                                          Vice President, General Counsel and
                                          Corporate Secretary

April 19, 2001

                                PROXY STATEMENT
                        FOR THE BROWN SHOE COMPANY, INC.
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                      INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

Brown Shoe's board of directors is soliciting proxies to be voted at the 2001 Annual Meeting of Shareholders. This proxy statement includes information about the issues to be voted upon at the meeting.

On April 19, 2001, we began mailing these proxy materials to all shareholders of record at the close of business on April 5, 2001. On this date, there were 17,458,093 shares of Brown Shoe common stock outstanding.

WHERE AND WHEN IS THE ANNUAL MEETING?

The Annual Meeting of Shareholders will take place in the Conference Center at the company's headquarters, located at 8300 Maryland Ave., St. Louis, Missouri 63105. The meeting will begin at 11:00 a.m., St. Louis time.

WHAT AM I VOTING ON?

We are aware of one item to be voted on by shareholders at the annual meeting, the election of three directors (Julie C. Esrey, Richard A. Liddy and John Peters MacCarthy).

HOW MANY VOTES DO I HAVE?

You have one vote for each share of Brown Shoe common stock that you owned at the close of business on April 5, 2001, the record date. These shares include:

     - Shares held directly in your name as the "shareholder of record," and

     - Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name."

IF I AM A SHAREHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

If you are a shareholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers. Voting by telephone or Internet will help Brown Shoe reduce costs.

     - Voting your proxy by telephone

       In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     - Voting your proxy by Internet

       You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week up through the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

     - Voting your proxy by mail

       If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to EquiServe in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against any other proposals properly brought before the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of Brown Shoe's board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted "FOR" the election of all three nominees for director. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matter that is required to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it in any one of three ways:

     - Submit a valid, later-dated proxy,

     - Notify Brown Shoe's Corporate Secretary in writing before the annual meeting that you have revoked your proxy, or

     - Vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

If you are a shareholder of record, you may cast your vote in person at the annual meeting.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

IS MY VOTE CONFIDENTIAL?

Yes. Voting tabulations are confidential, except in extremely limited circumstances.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Three Directors (Proxy Item No.
  1)............................................    The nominees who receive the most votes for the
                                                    available positions will be elected. If you do not
                                                    vote for a particular nominee or you indicate
                                                    "withhold authority to vote" for a particular
                                                    nominee on your proxy card, your vote will not
                                                    count either "for" or "against" the nominee.
Other matters...................................    The affirmative vote of a majority of the shares
                                                    present in person or by proxy at the annual meeting
                                                    is required to act on any other matter properly
                                                    brought before the meeting.

In order to have a valid shareholder vote, a shareholder quorum must exist at the annual meeting. A quorum will exist when shareholders holding a majority of the outstanding shares of company stock are present at the meeting, either in person or by proxy.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in "street name" on particular proposals, the shares not voted ("broker non-votes") will have no effect on these proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

Brown Shoe is paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to share owners and obtaining their instructions. A few officers and employees of the company may also participate in the solicitation, without additional compensation.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the first quarter of 2001, which we will file on or before June 19, 2001. You can obtain a copy of the Form 10-Q by logging on to our website at www.brownshoe.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

STRUCTURE OF THE BOARD

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. This classified board structure was adopted on November 2, 1954. Each of the classes has a three-year term, and the term of one class expires each year in rotation at that year's annual meeting. We may change the size of the board by amending our bylaws. Our bylaws can be amended by a majority of shareholders acting at a meeting of shareholders or by a majority of the board. The size of the board is currently set at eight members. Vacancies on the board may be filled by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. There are no family relationships between any directors or executive officers of the company.

Brown Shoe's board of directors has nominated three individuals, all of whom are currently directors of Brown Shoe, for election as directors for a three-year term at the 2001 Annual Meeting: Julie C. Esrey, Richard A. Liddy and John Peters MacCarthy.

The board is not aware that any nominee named in this proxy statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2004:

[ERSEY PHOTO]             JULIE C. ESREY, 62, has been a director of Brown Shoe since
                          1995. From 1962 to 1976, she was employed as an
                          International Economist for Exxon Corporation, where she
                          subsequently was engaged as a consultant. Until recently,
                          Mrs. Esrey has served as a member of the Executive Committee of the Board of Trustees of Duke University and a director of the Duke Management Company. She also has served as a
                          director of Bank IV Kansas, National Association, in
                          Wichita, Kansas.

[LIDDY PHOTO]             RICHARD A. LIDDY, 65, has been a director of Brown Shoe
                          since 1994. He is a director and Chairman of the Board of
                          Directors of GenAmerica Financial Corporation, formerly
                          known as GenAmerica Corporation and prior to that as General
                          American Life Insurance Company. He served as President and
                          Chief Executive Officer of GenAmerica from 1992 until his
                          retirement in September 2000. Mr. Liddy is also Chairman of the Board of Directors of Reinsurance Group of America, Inc.
                          and serves as a director of Ameren Corporation, Energizer
                          Holdings, Inc., Ralcorp Holdings, Inc. and Ralston Purina
                          Company.

[MacCARTHY PHOTO]         JOHN PETERS MacCARTHY, 68, has been a director of Brown Shoe since 1996. He is the past Chairman and Chief Executive
                          Officer of Boatmen's Trust Company, a position he held from
                          1988 until his retirement in 1994. Mr. MacCarthy serves on the Board of Directors of Ameren Corporation.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002:

[FROMM PHOTO]             RONALD A. FROMM, 50, has been Chairman of the Board of
                          Directors, President and Chief Executive Officer and a
                          Director of Brown Shoe since 1999. Previously, he served as a Vice President of the company and as President of the
                          company's Brown Branded and Brown Pagoda divisions. From
                          1992 until 1998, he served as Executive Vice President of
                          the company's Famous Footwear division. He currently serves as a director of the Footwear Distributors and Retailers of
                          America (FDRA), the Fashion Footwear Association of New York
                          (FFANY) and the Two/Ten International Footwear Foundation.

[McGINNIN PHOTO]          PATRICIA G. MCGINNIS, 53, has been a director of Brown Shoe since 1999. She is the President and Chief Executive Officer of The Council for Excellence in Government, a national
                          membership organization of private sector leaders who have served as senior officials in government. She has held that position since June 1994. From 1982 until May 1994, she was a principal at the FMR Group, a public affairs consulting
                          firm. Ms. McGinnis serves as a director of Imagitas, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003:


[BOWER PHOTO]             JOSEPH L. BOWER, 62, has been a director of Brown Shoe since
                          1987. Since 1973, he has been the Donald Kirk David
                          Professor of Business Administration at Harvard Business
                          School. Mr. Bower serves as a director of Anika
                          Therapeutics, M. L. Lee Acquisition Fund, New America High
                          Income Fund and Sonesta International Hotels Corporation.

[McGINNIS PHOTO]          W. PATRICK MCGINNIS, 53, has been a director of Brown Shoe since 1999. He is a member of the Board of Directors and
                          Chief Executive Officer and President of Ralston Purina
                          Company. He served as President and Chief Executive Officer of the Pet Products Group of Ralston Purina Company from
                          1992 to 1997, when he was elected to the Board of Directors and to the additional office of Co-Chief Executive Officer of Ralston Purina Company.

[RITTER PHOTO]            JERRY E. RITTER, 66, has been a director of Brown Shoe since
                          1996. He is a Consultant to Anheuser-Busch Companies, Inc.,
                          a company engaged in brewing beer and providing family
                          entertainment. Until 1996, he was Executive Vice President and Chief Financial and Administrative Officer of
                          Anheuser-Busch. From 1996 until 1999, Mr. Ritter served as
                          Chairman of the Board of Directors of the Kiel Center sports and entertainment complex and of the Saint Louis Blues
                          Hockey Club of the National (Professional) Hockey League,
                          and as Chairman of the Board of Directors and Chief
                          Executive Officer of Clark Enterprises, Inc., a (parent)
                          holding company which then was engaged in the management and operation of the Kiel Center. Mr. Ritter serves as a
                          director of The Earthgrains Company.

BOARD MEETINGS AND COMMITTEES

The board has the following four committees: Audit, Compensation, Executive and Governance and Nominating. Below is a table indicating the membership of each of the committees and how many times the board and each committee met in fiscal 2000. Each director attended at least 75 percent of the total number of meetings of the board and of the committees on which he or she serves.

                                                                                              GOVERNANCE AND
                                             BOARD     AUDIT     COMPENSATION    EXECUTIVE      NOMINATING
                                             -----     -----     ------------    ---------    --------------
Mr. Bower................................    Member                Chair                        Member
Ms. Esrey................................    Member    Chair                                    Member
Mr. Fromm................................    Chair                               Member
Mr. Liddy................................    Member    Member                     Chair         Member
Mr. MacCarthy............................    Member    Member     Member
Ms. McGinnis.............................    Member    Member
Mr. McGinnis.............................    Member               Member
Mr. Ritter...............................    Member               Member         Member         Chair
Number of 2000 Meetings..................      8         5           3              1             2

AUDIT COMMITTEE

The Audit Committee's primary responsibility is to oversee the company's financial reporting process on behalf of the board of directors including evaluating, recommending and, if necessary, replacing Brown Shoe's independent auditors, and reviewing year-end and interim financial statements and the adequacy and effectiveness of internal accounting and financial controls. The Audit Committee is composed solely of independent directors and operates under a written charter adopted by the entire board (attached as Exhibit A to this proxy statement). The Report of the Audit Committee can be found on page 7.

COMPENSATION COMMITTEE

The Compensation Committee's primary responsibility is to establish the executive officers' compensation. The Compensation Committee also reviews changes in the compensation of other key management employees, approves the participation of executives and other key management employees in the various compensation plans, reviews the company's compensation programs, and monitors the company's promotion and management development practices. The Report of the Compensation Committee on Executive Compensation can be found on page 15 of this proxy statement.

EXECUTIVE COMMITTEE

The Executive Committee may exercise all of the powers and duties of the board in the direction of the management of the business and affairs of the company during the intervals between board meetings that may lawfully be delegated to it by the board of directors. However, certain categories of matters have been expressly reserved to the full board.

GOVERNANCE AND NOMINATING COMMITTEE

The Governance and Nominating Committee develops criteria for membership on the board, recommends candidates for membership on the board and its committees, evaluates the structure and composition of the board, reviews and recommends compensation of nonemployee directors and reviews the effectiveness of board governance. The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder. A candidate must be highly qualified and be expressly interested in serving on the board. A shareholder wishing to propose a candidate for the committee's consideration should forward the candidate's name and information about the candidate's qualifications to the company's Corporate Secretary, in the manner and within the time required by the company's bylaws.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the company's financial reporting process on behalf of your board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the internal and independent auditors. The committee discussed with the company's internal and independent auditors the overall scopes and plans for their respective audits. The committee meets, at least quarterly, with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States.

The company's independent auditors also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence. The Audit Committee considered whether the provision by Ernst & Young, LLP of non-audit services, including tax services, was compatible with their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission. The committee has recommended and the board of directors has decided that Ernst & Young be retained as the company's independent auditors for fiscal 2001.

AUDIT COMMITTEE
Julie C. Esrey, Chair
Richard A. Liddy
John Peters MacCarthy
Patricia G. McGinnis

DIRECTOR COMPENSATION

The company compensates each nonemployee director for his or her service to the company. Such compensation is comprised of

- $20,000 as an annual retainer,

- $2,000 additional retainer for committee chairs, and

- $1,000 fee for each board and committee meeting attended.

The company also pays the premiums for directors' liability insurance and travel accident insurance for each director. The company does not maintain a directors' retirement plan. Directors who are Brown Shoe employees do not receive payment for their services as directors.

In October 1999, the board adopted a deferred compensation plan for nonemployee directors. Three of the company's nonemployee directors have elected to defer the receipt of all of their compensation for serving as directors. Under the plan, the company credits each participant's account with the number of units which is equal to the number of shares of the company's stock, and dividends earned on such shares, which the participant could purchase or receive with the amount of the deferred compensation on the date the cash was earned, based upon the fair market value of the company's stock on that date. When the participating director terminates his or her service as a director, the company will pay to him or her such deferred compensation (or to his or her designated beneficiary in the event of his or her death) in annual installments over a five-year or ten-year period, or in a lump sum. The amount paid will be based on the number of units of deferred compensation credited to the participating director's account, valued on the basis of the fair market value of an equivalent number of shares of the company's stock at the end of the fiscal quarter on or following termination of the director's service. The plan also provides for earlier payment of a participating director's account if the board determines that the participant has a demonstrated financial hardship.

COMPANY STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows Brown Shoe common stock beneficially owned, as of April 5, 2001, by each director, each of the executive officers listed in the Summary Compensation Table on page 10 of this proxy statement, and all current directors and executive officers as a group. In general, "beneficial ownership" includes those shares a person has or shares the power to vote, or the power to dispose. The table also shows the number of options to purchase shares of company stock that are exercisable, either immediately or by June 5, 2001:

                                                                  AMOUNT OF COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                                ---------------------------
                                                                NUMBER OF       OPTIONS
                                                                 SHARES      EXERCISABLE BY
                            NAME                                  OWNED       JUNE 5, 2001
                            ----                                ---------    --------------
Joseph L. Bower.............................................       7,750          4,000
Brian C. Cook...............................................      91,329        129,500
Julie C. Esrey..............................................       2,690          4,000
Ronald A. Fromm.............................................      91,194        158,750
Charles C. Gillman..........................................       6,000         20,750
Richard A. Liddy............................................      11,250          4,000
John Peters MacCarthy.......................................      14,000          3,400
Patricia G. McGinnis........................................       1,052          3,400
W. Patrick McGinnis.........................................       1,000            -0-
Gary M. Rich................................................      18,898         60,250
Jerry E. Ritter.............................................       2,950          4,000
David H. Schwartz...........................................       6,845         50,500
Directors and executive officers as a group (16 persons,
  including certain of those named above)...................     300,849        519,175

Mr. Fromm beneficially owns 1.42% and Mr. Cook beneficially owns 1.26% of the company's stock. Each other person identified in the preceding table beneficially owns less than 1% of the company's stock. The 16 persons comprising current directors and executive officers as a group in the aggregate beneficially own 4.56% of the company's stock.

PRINCIPAL HOLDERS OF COMPANY STOCK

The following table shows all persons or entities that the company knows to beneficially own more than 5% of the company's stock on April 5, 2001:

                                                                 NUMBER OF       PERCENT OF
                                                                 SHARES OF      OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                COMMON STOCK    COMMON STOCK
            ------------------------------------                ------------    ------------
Dimensional Fund Advisors Inc...............................     1,532,200(1)      8.78%(1)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
FMR Corp.
Edward C. Johnson 3d
Abigail P. Johnson..........................................     1,127,800(2)      6.46%(2)
82 Devonshire Street
Boston, MA 02109
Mellon Financial Corporation and
  certain of its subsidiaries...............................       975,947(3)      5.59%(3)
One Mellon Center
Pittsburgh, PA 15258
Fleet National Bank.........................................       940,972(4)      5.39%(4)
100 Federal Street
Boston, MA 02110

------------------------
(1) Based on filings with the SEC, Dimensional Fund Advisors Inc., acting in various fiduciary capacities, possessed sole voting and dispositive power over these shares, but disclaims beneficial ownership of such shares.

(2) Based on filings with the SEC, FMR Corp., Edward C. Johnson 3d and Abigail
    P. Johnson, acting in various fiduciary and other capacities, possessed sole voting authority over 1,126,700 shares and sole dispositive authority over 1,127,800 shares.

(3) Based on filings with the SEC, Mellon Financial Corporation and certain of its subsidiaries possessed sole voting power over 938,347 shares, sole dispositive power over 963,947 shares and shared dispositive power over 12,000 shares.

(4) Based on written representations made to the company, Fleet National Bank, acting in its capacity as trustee for the company's 401(k) plan, possessed sole voting and dispositive power over these shares.

EXECUTIVE COMPENSATION

The following summary compensation table shows the compensation paid during each of the last three fiscal years to Mr. Fromm and the other four most highly compensated executive officers who were serving as executive officers as of February 3, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION AWARDS
                                                                          ----------------------------------------
                                            ANNUAL COMPENSATION                                         SECURITIES
                                     ----------------------------------   RESTRICTED     SECURITIES     UNDERLYING
                                                           OTHER ANNUAL     STOCK        UNDERLYING     OPTIONS OF    ALL OTHER
NAME AND                                          BONUS    COMPENSATION    AWARD(S)     OPTIONS/SARS    SUBSIDIARY   COMPENSATION
PRINCIPAL POSITION            YEAR   SALARY($)   ($)(1)       ($)(2)        ($)(3)         (#)(4)         (#)(5)        ($)(6)
------------------            ----   ---------   ------    ------------   ----------    ------------    ----------   ------------
Ronald A. Fromm.............  2000    675,000    340,330      -0-           -0-         60,000/-0-        2,500         6,831
Chairman of the Board,        1999    625,481    454,410      -0-           -0-         20,000/-0-        -0-           7,087
President and Chief           1998    447,539    255,000      -0-          988,125     140,000/16,899     -0-           6,710
Executive Officer
Brian C. Cook...............  2000    568,269    242,060      -0-           -0-         30,000/-0-        2,500         6,751
Executive Vice President,     1999    550,000    372,075      -0-           -0-         15,000/-0-        -0-           6,536
President, Famous Footwear    1998    475,000    380,000      -0-          421,875      70,000/18,278     -0-           6,715
Gary M. Rich................  2000    418,269    358,800      -0-           -0-         15,000/-0-        -0-           6,071
President, Brown Shoe         1999    391,154    359,450      -0-           72,500      20,000/-0-        -0-           5,667
Wholesale                     1998    368,462    231,000      -0-           -0-         15,000/8,018      -0-           5,627
David H. Schwartz...........  2000    401,923    229,230      -0-           -0-         15,000/-0-        -0-           6,004
President, Brown Shoe         1999    382,742    350,350      -0-           72,500      20,000/-0-        -0-           5,640
International                 1998    366,923    237,000      -0-           -0-         10,000/5,000      -0-           5,654
Charles C. Gillman..........  2000    273,546    153,390      89,567        -0-         10,000/-0-        -0-           5,977
Senior Vice President         1999    261,154    192,920      93,888        -0-          6,000/-0-        -0-           5,667
and Director, Far East        1998    236,154    144,000      86,559        -0-          3,000/-0-        -0-           5,667
Operations

-------------------------
(1) Amounts shown were earned and accrued during the fiscal years indicated and are paid subsequent to the end of each fiscal year, pursuant to the company's Incentive and Stock Compensation Plan of 1999.

(2) The named executive officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of any such officer's salary and bonus. For Mr. Gillman, the amounts shown were paid to cover certain expenses related to his residence overseas.

(3) Restricted stock awards are valued by multiplying the closing market price of the company's stock on the date of grant by the number of shares awarded. The company pays dividends on shares of restricted stock at the same rate as paid to all shareholders. On February 3, 2001, the named executive officers held the following number of shares with the corresponding market value as of that date:

                             NAME                              NUMBER OF RESTRICTED SHARES      VALUE
                             ----                              ---------------------------      -----
    Ronald A. Fromm........................................              66,250               $1,092,463
    Brian C. Cook..........................................              36,000               $  593,640
    Gary M. Rich...........................................               7,250               $  119,553
    David H. Schwartz......................................               5,375               $   88,634
    Charles C. Gillman.....................................               3,750               $   61,838

(4) All SARs were issued in tandem with options presented in this table.

(5) In November 2000, the company purchased a majority interest in Shoes.com, Inc. Shoes.com granted to each of Mr. Fromm and Mr. Cook options to purchase 2,500 shares of Shoes.com, Inc. common stock.

(6) Includes in 2000 for Mr. Fromm, $5,950 in matching contributions to the company's 401(k) plan and $881 in contributions to the company's employee stock purchase plan; for Mr. Cook, $6,017 in matching contributions to the company's 401(k) plan and $734 in contributions to the company's employee stock purchase plan; and for Mr. Rich, Mr. Schwartz and Mr. Gillman matching contributions to the company's 401(k) plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The company and Ronald A. Fromm entered into an employment agreement dated October 5, 2000 for him to serve as the Chairman, President and Chief Executive Officer of the company. The employment agreement has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon 90 days notice prior to end of any one-year term. The agreement provides that after February 4, 2001, the company will pay Mr. Fromm a mutually agreed upon annual salary. He is also eligible to receive an annual incentive payment in accordance with the company's annual incentive plan. The company may terminate Mr. Fromm for cause (as defined), and he will only be entitled to accrued and unpaid base salary, credit for unused vacation time, and all other amounts earned and unpaid. If Mr. Fromm's employment is terminated without cause prior to a change in control (as defined) or more than 24 months after a change in control, or if he voluntarily terminates his employment for good reason (reduction in salary or position), he will also be entitled to receive: his base monthly salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus) for 36 months; coverage under the company's medical/dental plans for 36 months; a cash payment equal to the fair market value of his shares of restricted stock which would have vested during the following 36 months plus, for each non-vested stock option which would have vested during the following 36 months, the excess of the fair market value of the company's stock over the exercise price; an amount such that after payment by him of all income taxes imposed on such amount, he retains an amount equal to the income taxes imposed upon the payments of the cash with respect to the non-vested restricted stock and stock options; the reasonable cost of outplacement services; and three years will be added to his credited service under the company's Supplemental Executive Retirement Plan (the "SERP"). Certain of these benefits are subject to Mr. Fromm complying with certain post-termination restrictions, including, but not limited to, his not providing any executive level services to any competitor in the shoe industry in the U.S. If within 24 months after a change in control, Mr. Fromm's employment is terminated without cause or he terminates his employment with good reason, he will also be entitled to receive, in addition to accrued and unpaid base salary, credit for unused vacation time, and all other amounts earned and unpaid: a lump sum cash payment of 500% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination and his targeted bonus; dental/medical coverage for 60 months; the reasonable cost of outplacement services; an amount such that after payment by him of all taxes imposed on such amount he retains an amount equal to the income taxes imposed upon amounts recognized due to the accelerated vesting of any restricted stock or amounts payable under the company's SERP; and five years will be added to his credited service under the company's SERP. If any payment to Mr. Fromm would subject him to excise tax under Section 4999 of the Internal Revenue Code, the employee would be entitled to receive an additional payment in an amount sufficient to compensate him therefor.

The company entered into a severance agreement dated July 27, 1998 with Brian C. Cook. Mr. Cook's severance agreement is for a term of three years and is automatically extended for successive one-year periods unless either party terminates the agreement upon six months' notice prior to the end of the term. The company may terminate Mr. Cook's employment for cause (as defined) or without cause at any time. If Mr. Cook's employment is terminated for cause, he will be entitled to receive accrued and unpaid base salary, credit for unused vacation time, and all other amounts earned and unpaid. If his employment is terminated without cause prior to a change in control (as defined) or more than 24 months after a change in control, or if he voluntarily terminates his employment for good reason (reduction in salary or position) he will also be entitled to receive his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus) for 18 months; coverage under the company's medical/dental plans for 18 months; a cash payment equal to the fair market value of his shares of restricted stock which would have vested during the following 18 months plus, for each non-vested stock option which would have vested during the following 18 months, the excess of the fair market value of the company's stock over the exercise price; the reasonable cost of outplacement services; and 1.5 years will be added to his credited service under the company's SERP. Certain of these benefits are subject to Mr. Cook complying with certain post-termination restrictions, including, but not limited to, his not providing any executive level services to any competitor in the shoe industry in the U.S. If within 24 months after a change in control, Mr. Cook's employment is terminated without cause or he terminates his employment for good reason, he will be entitled to receive a lump sum cash payment of 250% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination and his targeted bonus;

dental/medical coverage for 30 months; the reasonable cost of outplacement services; and 2.5 years will be added to his credited service under the company's SERP. If any payment to Mr. Cook would subject him to excise tax under
Section 4999 of the Internal Revenue Code, he would be entitled to receive an additional payment in an amount sufficient to compensate him therefor.

The company has severance agreements with certain senior officers, including Charles C. Gillman, Gary M. Rich, and David H. Schwartz. Each of the severance agreements for the named executive officers is for a term of one year, that is automatically extended for successive one year periods unless either party terminates the agreement upon 90 days notice prior to the end of any one-year term. The company may terminate an employee's employment for cause (as defined) or without cause at any time. If an employee's employment is terminated for cause, the employee will be entitled to receive accrued and unpaid base salary, credit for unused vacation time, and all other amounts earned and unpaid. If an employee's employment is terminated without cause prior to a change in control (as defined) or more than 24 months after a change in control, or if he voluntarily terminates his employment for good reason (reduction in salary or position or within six months of the company terminating the severance agreement) the employee will also be entitled to receive his base salary at the highest rate in effect at any time during the 12 months immediately preceding termination (including targeted bonus) for 12 months; coverage under the company's medical/dental plans for 12 months; a cash payment equal to the fair market value of his shares of restricted stock which would have vested during the following 12 months plus, for each non-vested stock option which would have vested during the following 12 months, the excess of the fair market value of the company's stock over the exercise price; the reasonable cost of outplacement services; and one year will be added to his credited service under the company's SERP. Certain of these benefits are subject to the employee complying with certain post-termination restrictions, including, but not limited to, his not providing any executive level services to any competitor in the shoe industry in the U.S. If within 24 months after a change in control, an employee's employment is terminated without cause or he terminates his employment for good reason, the employee will be entitled to receive a lump sum cash payment of 300% of his base annual salary at the highest rate in effect at any time during the 12 months immediately preceding termination and his targeted bonus; dental/medical coverage for 36 months; the reasonable cost of outplacement services; and three years will be added to his credited service under the company's SERP. If any payment to the employee would subject him to excise tax under Section 4999 of the Internal Revenue Code, the employee would be entitled to receive an additional payment in an amount sufficient to compensate him therefor.

LOAN AGREEMENT

The company entered into a loan agreement with Mr. Fromm on May 1, 1998 pursuant to which the company made an interest-free $400,000 loan to Mr. Fromm. The loan is payable in annual installments of $80,000 on May 1 in each of the years 1999 through 2003. The principal amount will become payable in full upon the sale of Mr. Fromm's current residence or termination of his employment other than by reason of disability or death. The first and second such annual installment payments were made on May 1, 1999 and 2000, respectively.

RETIREMENT PLANS

Substantially all of the company's salaried and full-time retail store employees, including the named executive officers, are eligible to participate in the Brown Shoe Company, Inc. Retirement Plan after twelve months' employment and the attainment of 21 years of age. Terms of the retirement plan, which is funded by the company, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

Under the retirement plan, pensions are computed on a two-rate formula basis of
 .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

Certain key management employees, including the named executive officers, are also eligible to participate in the company's Supplemental Executive Retirement Plan. The purpose of the SERP is to supplement the benefits payable under the retirement plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the SERP, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the plan to equal the excess (if any) of the amount which would have been payable to the participant as a normal retirement benefit under the retirement plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the participant's normal retirement benefit under the retirement plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a change in control of the company. The SERP is unfunded; all payments to a participant will be made from the company's general assets.

The following table shows the estimated annual retirement benefits payable to participants, including the named executive officers, in the retirement plan on a straight life annuity basis, assuming normal retirement at age 65 during 2001. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the SERP. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                                                             PENSION PLAN TABLE
                                                              YEARS OF SERVICE
    FINAL AVERAGE           -------------------------------------------------------------------------------------
       SALARY                  10             15             20             25             30          35 OR MORE
    -------------              --             --             --             --             --          ----------
$ 100,000............       $ 12,268       $ 18,403       $ 24,537       $ 30,671       $ 36,805        $ 42,940
$ 200,000............         26,918         40,378         53,837         67,296         80,755          94,215
$ 300,000............         41,568         62,353         83,137        103,921        124,705         145,490
$ 400,000............         56,218         84,328        112,437        140,546        168,655         196,765
$ 500,000............         70,868        106,303        141,737        177,171        212,605         248,040
$ 600,000............         85,518        128,278        171,037        213,796        256,555         299,315
$ 700,000............        100,168        150,253        200,337        250,421        300,505         350,590
$ 800,000............        114,818        172,228        229,637        287,046        344,455         401,865
$ 900,000............        129,468        194,203        258,937        323,671        388,405         453,140
$1,000,000...........        144,118        216,178        288,237        360,296        432,355         504,415
$1,100,000...........        158,768        238,153        317,537        396,921        476,305         555,690
$1,200,000...........        173,418        260,128        346,837        433,546        520,255         606,965
$1,300,000...........        188,068        282,103        376,137        470,171        564,205         658,240
$1,400,000...........        202,718        304,078        405,437        506,796        608,155         709,515
$1,500,000...........        217,368        326,053        434,737        543,421        652,105         760,790

The credited years of service (including service by agreement) for purposes of determining benefits for each of the named executive officers are as follows:
Mr. Fromm--14, Mr. Cook--30 (includes 10 years additional credited years of service for which he was not actually employed by the company), Mr. Rich--11, Mr. Schwartz--11 and Mr. Gillman--11. The dollar amounts shown in the first two columns of the Summary Compensation Table on page 10 are substantially the same as the compensation covered by the retirement plans.

The following table shows information with respect to the options granted to the named executive officers during the past fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                              --------------------------------------                     VALUE AT ASSUMED
                                              NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                                SHARES        OPTIONS                                   PRICE APPRECIATION
                                              UNDERLYING     GRANTED TO                                  FOR OPTION TERM
                               COMPANY         OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION    ----------------------
         NAME              GRANTING OPTION     GRANTED      FISCAL YEAR      PRICE         DATE        5% ($)      10% ($)
         ----              ---------------    ----------    ------------    --------    ----------     ------      -------
Ronald A. Fromm........      Brown Shoe         60,000         9.95%        $10.7188       2010       $404,458    $1,024,976
                             Shoes.com*          2,500         4.90%        $   3.98       2010       $  6,250    $   15,888
Brian C. Cook..........      Brown Shoe         30,000         4.98%        $10.7188       2010       $202,229    $  512,488
                             Shoes.com*          2,500         4.90%        $   3.98       2010       $  6,250    $   15,888
Gary M. Rich...........      Brown Shoe         15,000         2.49%        $10.7188       2010       $101,114    $  256,244
David H. Schwartz......      Brown Shoe         15,000         2.49%        $10.7188       2010       $101,114    $  256,244
Charles C. Gillman.....      Brown Shoe         10,000         1.66%        $10.7188       2010       $ 67,410    $  170,829

------------------------
* The Board of Directors of Shoes.com, Inc. granted the Shoes.com options. The Shoes.com options vest in three equal annual installments and vest immediately upon certain corporate transactions or the closing of an underwritten public offering of Shoes.com common stock for the account of Shoes.com for a price per share of $5.00 in which the gross proceeds to Shoes.com are at least $10 million.

The following table shows information with respect to the unexercised options and stock appreciation rights ("SARs") granted to the named executive officers and with respect to option/SAR exercises by those persons during the past fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                         VALUE OF
                                                                      NUMBER OF SECURITIES              UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                          OPTIONS/SARS                 OPTIONS/SARS
                                       SHARES                             AT FY-END (#)              AT FY-END ($)(1)
                                    ACQUIRED ON        VALUE        -------------------------    -------------------------
                                    EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                    ------------    ------------    -------------------------    -------------------------
Ronald A. Fromm.................        -0-             -0-               131,250/151,250              56,691/354,907
Brian C. Cook...................        -0-             -0-               110,250/84,250               85,850/184,648
Gary M. Rich....................        -0-             -0-                46,500/40,500               37,198/119,649
David H. Schwartz...............        -0-             -0-                38,000/38,000               37,198/104,351
Charles C. Gillman..............        -0-             -0-                16,750/16,250               15,443/59,439

------------------------
(1) Based on the difference between the mean price at fiscal year-end and the option price.

Pursuant to the company's Incentive and Stock Compensation Plan of 1999, the company granted long-term incentive performance-based awards to senior management in 2000, as it did in 1999. The Compensation Committee administers these awards, as it does the other awards under the 1999 Plan. The committee established earnings per share, 3-year cumulative sales growth and compound annual sales growth rate targets. The committee granted to each participant a target award of shares of company stock. The committee also set matrices which contain the target levels for the performance measures selected. If the company does not meet certain performance goals, the awards will not be paid, and if the company exceeds those performance goals, the award can be as much as 200% of the targeted award. The awards are contingent upon the participant being in the company's employ at the end of the 3-year performance period. The following table shows information with respect to long-term incentive performance based stock awards which were granted during the past fiscal year to the named executive officers:

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                                         PERFORMANCE             NON-STOCK PRICE-BASED PLANS
                                          NUMBER OF    OR OTHER PERIOD    ------------------------------------------
                 NAME                      SHARES       UNTIL PAYOUT      THRESHOLD (#)    TARGET (#)    MAXIMUM (#)
                 ----                     ---------    ---------------    -------------    ----------    -----------
Ronald A. Fromm.......................     25,000          3 years            6,250          25,000        50,000
Brian C. Cook.........................     15,000          3 years            3,750          15,000        30,000
Gary M. Rich..........................      7,500          3 years            1,875           7,500        15,000
David H. Schwartz.....................      7,500          3 years            1,875           7,500        15,000
Charles C. Gillman....................      5,000          3 years            1,250           5,000        10,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal 2000 were those indicated in the table on page 6. None of the members of the Compensation Committee has been an officer or employee of the company. No executive officer of the company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the company's board.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee consists of four nonemployee directors. The committee regularly reviews the company's executive compensation polices and practices and establishes the compensation of executive officers.

COMPENSATION PRINCIPLES

Brown Shoe's compensation program for executives consists of four key elements:

     - a base salary,

     - a performance-based annual bonus,

     - stock option grants and periodic grants of restricted stock, and

     - a long-term incentive program consisting of periodic grants of both stock options and performance shares or units.

The fundamental objective of Brown Shoe's executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and shareholder value. Brown Shoe's executive compensation program meets this objective by:

     - providing for a level of base compensation that is competitive with other similarly sized publicly traded companies, with particular emphasis on those in the footwear and retailing industries,

     - providing total compensation opportunities which are comparable to the opportunities provided by a group of peer companies of similar size and diversity to Brown Shoe in analogous or related businesses, as well as general industry indices,

     - linking the compensation of Brown Shoe executives to the operating and financial performance of the company by making significant elements of each executive's compensation sensitive to the company's overall performance as well as divisional performance, and

     - emphasizing variable pay and long-term incentives at more senior levels of the company.

If Brown Shoe's performance does not meet planned levels, management's compensation will lag when compared to the median of peer group companies. Conversely, if the company's performance exceeds plan, total compensation will exceed the peer group median.

BASE SALARY

We target executives' annual salaries to be competitive with comparable companies in the footwear and retail industries with whom the company competes for management. While salaries are expected to be adequate, they are not intended to be the primary incentive for exceptional performance. The annual bonus plan, long-term incentives and stock option awards are designed to align the financial interests of management with the interests of shareholders.

We review the executives' salaries annually. Each executive's base salary is adjusted based on the executive's performance. Mr. Fromm and the other named executive officers did not receive an increase in their base salaries for 2001. A survey of competitors' compensation indicates that these practices have placed Brown Shoe's total cash pay levels slightly above the median of its peer group, and consistent with the above stated pay philosophy.

ANNUAL INCENTIVES

The annual bonus program is designed to link the interests of management with those of shareholders through cash incentive awards based on budgeted levels of earnings. The 2000 annual incentive plan provided for cash incentive payments linked to the achievement of financial objectives as measured by the company's consolidated earnings performance and by the earnings performance of each operating division, as compared to budgeted levels. Consolidated earnings of the company fell short of budget, in large part as a result of lower than expected sales at Famous Footwear, continued difficulty at Naturalizer Retail and the cost of carrying higher than planned inventory. Each incentive payment was approved based on specific, formula-defined performance criteria, established by the committee, which in certain circumstances were then adjusted downward to reflect performance. Accordingly, the committee approved incentive payments below target to the majority of the executives, and used discretion to even further decrease incentive payments to executives responsible for the above performance.

LONG-TERM STOCK INCENTIVES

The committee also administers a long-term stock option and performance based stock program. The objective of the stock option and performance based stock program is to provide a longer term incentive for executives and key managers, and to align their interests directly with those of the shareholders. The company's stock and option grants are also part of the periodic survey mentioned above. For the future, it is our intent to continue to emphasize stock options and performance based stock awards reflecting corporate plans for growth.

CEO COMPENSATION

Mr. Fromm's compensation is determined in accordance with the executive compensation principles established by the committee. The committee considers overall company performance, individual performance, competitive compensation and targeted pay levels when determining Mr. Fromm's compensation.

At the close of 2000, the committee did not increase Mr. Fromm's base salary. Mr. Fromm was granted an annual incentive payout of $340,330 which was based on the company's financial objectives. The amount of the incentive award represented 84% of his target award.

PERFORMANCE BASED STOCK, STOCK OPTIONS AND RESTRICTED STOCK

In 2000, the company granted performance based stock awards for an aggregate of 116,000 shares to 16 executive officers, including 25,000 shares to the chief executive officer. In addition, the company granted stock options to purchase 245,000 shares to 16 executive officers, including options to purchase 60,000 shares to the chief executive officer. The company did not grant any shares of restricted stock to either the chief executive officer or to any executive officers in 2000.

The committee believes a tax efficient, performance based annual incentive opportunity is an effective and a necessary means to retain and motivate strong management. Furthermore, the committee believes the use of stock options and performance based stock awards will play a vital role in strongly linking management interests directly to improving the company's long term success and increasing shareholder value. It is the committee's intention to employ stock options and long term performance based stock awards as the primary incentive to enhance shareholder value.

POLICY ON DEDUCTIBILITY OF COMPENSATION

The policy of the committee is to establish and maintain a compensation program that maximizes the creation of long-term shareholder value. The committee believes that executive compensation programs should serve to achieve that objective, while also minimizing any effect on the company of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides for an annual $1 million limitation on the deduction that an employer may claim for compensation of executive officers. The Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 1999, approved by the company's shareholders at the annual meeting of shareholders on May 27, 1999, complies with the provisions of Section 162(m), providing for tax deductibility for both annual incentive payments and performance based stock awarded under the Plan. All cash bonus awards and non-restricted stock awards made to executive officers are based solely upon the attainment of specific financial results such as earnings per share, return on investment, return on equity and growth in revenue.

COMPENSATION COMMITTEE

Joseph L. Bower, Chair
John Peters MacCarthy
W. Patrick McGinnis
Jerry E. Ritter

PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the company's stock with the cumulative total return of our peer group and the Standard & Poor's Small Cap 600 Index, with investment weighted based on market capitalization. Our fiscal year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each fiscal year. The total return assumes reinvestment of dividends. Our peer group consists of eight companies believed to be engaged in similar businesses: Edison Brothers Stores, Inc. (1996 and 1998), Footstar, Inc., GENESCO Inc., Nine West Group, Inc. (1996-1998), Payless ShoeSource, Inc., Shoe Carnival, Inc., Stride Rite Corporation and Wolverine World Wide, Inc. You are cautioned against drawing any conclusions from the data contained in this graph, as past results are not necessarily indicative of future performance. The indices used are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the company's stock.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
[PERFORMANCE GRAPH]

                                                     BROWN SHOE CO.                PEER GROUP                    S&P 600
                                                     --------------                ----------                    -------
02/02/96                                                    100                         100                         100
01/31/97                                                 131.93                      157.38                      121.39
01/30/98                                                 121.86                      159.49                      147.02
01/29/99                                                 138.32                       98.76                      146.11
01/28/00                                                   94.3                       82.44                      163.78
02/02/01                                                 150.08                      139.76                      192.45

The following table is derived from the data presented in the above graph. It is intended to assist you in evaluating your total returns on an annual basis for various holding periods.

             COMPOUND ANNUAL RATES OF TOTAL RETURN TO SHAREHOLDERS*

                                  5 YEAR       4 YEAR       3 YEAR       2 YEAR       1 YEAR
   Brown Shoe Company, Inc.        8.46%        3.28%        7.19%        4.17%       59.15%
                 Peer Group        6.92%       -2.92%       -4.31%       18.96%       69.52%
              S&P 600 Index       13.99%       12.21%        9.39%       14.77%       17.51%

------------------------
* For indicated holding periods, in the company's fiscal years corresponding to the previous graph, ended February 3, 2001.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company's executive officers and directors, and any persons beneficially owning more than ten percent of the company's stock to report their ownership of stock and any changes in ownership to the Securities and Exchange Commission, New York Stock Exchange and Chicago

Stock Exchange. The SEC has established specific due dates for these reports, and Brown Shoe is required to report in this proxy statement any failure to file by these dates. Based on the company's records and other information, the company believes that all such reports were filed on a timely basis, except that one report of James Roe of sale of stock was inadvertently late due to no error of his own, but due to an administrative error.

VOTING

Under the New York Business Corporation Law and the company's certificate of incorporation, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of company stock is necessary to constitute a quorum of shareholders to take action at the annual meeting. For these purposes, shares which are present, or represented by proxy, at the annual meeting will be counted as present, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of shareholders is established, the affirmative vote of a plurality of the shares, which are present in person or represented by proxy at the annual meeting, is required to elect each director. The affirmative vote of a majority of the shares which are present in person or represented by proxy and entitled to vote at the annual meeting is required to act on any other matter properly brought before the annual meeting.

Shares represented by proxies which are marked "vote withheld" with respect to the election of any person to serve on the board of directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares, and such proxies will not have the effect of a "no" vote. Shares represented by proxies which deny the proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares, and such proxies will not have the effect of a "no" vote.

The company knows of no other matters to come before the annual meeting. If any other matters properly come before the annual meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Proposals of eligible shareholders intended to be presented at the 2002 annual meeting, currently scheduled to be held on May 23, 2002, must be received by the company by December 20, 2001 for inclusion in the company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for director, under the company's bylaws timely notice of the nomination must be received by the company in advance of the meeting. Ordinarily, such notice must be received by the company not less than 60 days (by March 24, 2002) nor more than 90 days (by February 22, 2002) prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by such shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person, (b) any other information relating to such nominee required to be disclosed in the proxy statement, and (c) the name, address and shares held by the shareholder.

In order for a shareholder to bring other business before a shareholder meeting, under the company's bylaws timely notice must be received by the company within the time limits described above. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons therefor, (b) the name and address of such shareholder proposing such business, (c) the number of shares of company stock beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the company's proxy statement.

In each case, notice must be given to the company's Vice President, General Counsel and Corporate Secretary, whose address is 8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029. Any shareholder desiring a copy of the company's bylaws will be forwarded one without charge upon written request.

INDEPENDENT AUDITORS

Ernst & Young LLP were the company's independent auditors for fiscal year 2000. Your board of directors, on the recommendation of the Audit Committee, has engaged Ernst & Young as auditors for fiscal year 2001.

During fiscal 2000, Ernst & Young charged fees for services rendered to the company as follows:

                          SERVICE                                 FEE
                          -------                                 ---
Audit.......................................................    $651,000
Information systems design and implementation...............    $      0
All other services*.........................................    $194,000

------------------------
* Includes fees for tax services, pension and statutory audits, business acquisitions, and accounting consultations.

Representatives of Ernst & Young do not plan to make a formal statement at the annual meeting. However, they will attend the meeting and be available to respond to appropriate questions.

OTHER

The company will bear the cost of solicitation of proxies. Proxies will be solicited by mail and also may be solicited by executive officers and other company employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

Even though you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly or vote by telephone or over the Internet in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to the company's Vice President, General Counsel and Corporate Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the annual meeting and casting your vote. All shares represented by proxies received in time to be counted at the annual meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

/s/ Michael I. Oberlander
MICHAEL I. OBERLANDER
Vice President, General Counsel
and Corporate Secretary

8300 Maryland Avenue
St. Louis, Missouri 63105
April 19, 2001

                                                                       EXHIBIT A

                            BROWN SHOE COMPANY, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The charter will be reviewed and reassessed by the committee and will be approved by the board of directors, at least annually. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members will be financially literate, or will become financially literate within a reasonable period of time after appointment to the committee, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee will provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered, but shall not have a duty, to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. The board of directors recognizes that the committee will rely on the advice and information it receives from the Company's management and its internal and outside auditors.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The board of directors and the committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The committee is responsible for ensuring that the outside auditors submit on a periodic basis to the audit committee a formal written statement delineating all relationships between the auditor and the Company and the committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the board of directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence. Annually, the committee will review and recommend to the board the selection of the Company's independent auditors.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and the independent auditors' compensation. Also, the committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall oversee preparation of the disclosures required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                                     [MAP]
BROWN SHOE COMPANY, INC.
HEADQUARTERS
8300 MARYLAND AVE.
CLAYTON, MISSOURI 63105

DIRECTIONS:

FROM I--64 take I--70 north to Ladue Rd. Go east on Ladue Rd. for 1/4 of a mile. (Ladue Red. becomes Maryland avenue.) At Topton Way turn right. Make an immediate left turn into Visitor Parking.

FROM LAMBERT INTERNATIONAL AIRPORT take I--70 eat to I--170 south. Go approximately 5 miles. Exit on Ladue Rd. Go east on Ladue Rd. for 1/4 of a mile. (Ladue Rd. becomes Maryland avenue.) At Topton Way turn right. Make an immediate left turn into Visitor Parking.

                               [BROWN SHOE LOGO]

                            BROWN SHOE COMPANY, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2001

The undersigned hereby constitutes and appoints Ronald A. Fromm, Andrew M. Rosen and Michael I. Oberlander, and each of them, his, her or its true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Brown Shoe Company, Inc., to be held in the Company's Conference Center, at 8300 Maryland Avenue, St. Louis, Missouri, on Thursday, May 24, 2001, at 11:00 a.m., and at any adjournments thereof, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified on the reverse side hereof and in their discretion on such other business as may properly come before the meeting.

PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR SHARES BY TELEPHONE OR INTERNET.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\





                               [BROWN SHOE LOGO]

                            BROWN SHOE COMPANY, INC.
    8300 MARYLAND AVENUE, POST OFFICE BOX 29, ST. LOUIS, MISSOURI 63166-0029

                                                                  April 19, 2001

Dear Shareholder:

     The Annual Meeting of Shareholders of Brown Shoe Company, Inc. will be held on May 24, 2001, at 11:00 a.m., in the Brown Shoe Company, Inc. Conference Center, located at 8300 Maryland Avenue, St. Louis, Missouri.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided or vote electronically as instructed on the reverse side hereof.

                                     (over)

   PLEASE MARK YOUR                                              |
X  VOTES AS IN THIS                                              | 2283
   EXAMPLE                                                       |______

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                FOR     WITHHELD
1. ELECTION OF                     Nominees:
   DIRECTORS    [ ]       [ ]      01. Julie C. Esrey
                                   02. Richard A. Liddy
For, except vote withheld from     03. John Peters MacCarthy
the following nominee(s):
                                                                 This proxy, when properly executed, will be voted in the
------------------------------                                   manner directed by the undersigned Shareholder. If no
                                                                 direction is made, this proxy will be voted for Proposal 1, as recommended by the Board of Directors.

                                                                              THIS PROXY MUST BE SIGNED EXACTLY AS
                                                                                     NAME APPEARS HEREON.

                                                                 Executors, administrators, trustees, etc. should give full titles as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.



                                                                 -------------------------------------------------------------------


=============================================================    -------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY,     SIGNATURE(S)                                    DATE
USING THE ENCLOSED ENVELOPE.
=============================================================

--------------------------------------------------------------------------------
                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\






Dear Shareholder:

Brown Shoe Company, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1. To vote over the Internet:
   - Log on to the Internet and go to the web site HTTP://WWW.EPROXYVOTE.COM/BWS

2. To vote by telephone:
   - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.